UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 20, 2006
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2006, the Compensation Committee of the Cincinnati Financial Corporation Board of Directors adopted two forms of a stock option agreement for use in connection with the Cincinnati Financial Corporation Stock Option Plan No. VII and two forms of a stock option agreement for use in connection with the Cincinnati Financial Corporation 2006 Stock Compensation Plan. For each plan, one of the forms is intended for use in granting incentive stock options within the meaning of Section 422 of the Internal Revenue Code and the other form is intended for use in granting nonqualified stock options. Stock Option Plan No. VII was approved by Cincinnati Financial Corporation’s shareholders at the company’s annual meeting on April 6, 2002, and authorizes the grant to the company’s associates of either incentive stock options or nonqualified stock options. A total of 1,491,009 shares remain available for issuance under Stock Option Plan VII as of October 24, 2006. The 2006 Stock Compensation Plan was approved by the shareholders at the company’s annual meeting held May 6, 2006 and permits the issuance of up to 10,000,000 shares under various types of incentive instruments, including stock option agreements in the forms filed with this report. All options become exercisable over a three-year period from the grant date and must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Form of Stock Option Agreement for incentive stock options granted under the Cincinnati Financial Corporation Stock Option Plan No. VII

Exhibit 10.2	Form of Stock Option Agreement for non-qualified stock options granted under the Cincinnati Financial Corporation Stock Option Plan No. VII

Exhibit 10.3	Form of Stock Option Agreement for incentive stock options granted under the Cincinnati Financial Corporation 2006 Stock Compensation Plan

Exhibit 10.4	Form of Stock Option Agreement for non-qualified stock options granted under the Cincinnati Financial Corporation 2006 Stock Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      CINCINNATI FINANCIAL CORPORATION

Date October 25, 2006

/s/ Kenneth W. Stecher

Kenneth W. Stecher

Chief Financial Officer, Senior Vice President, Secretary and Treasurer

(Principal Accounting Officer)